POWER OF ATTORNEY


Know all by these presents, that the undersigned hereby constitutes and appoints each of Ricardo J. Nunez, James F.
Brumsey and Rita L. Fadell, and each of them individually, the undersigneds true and lawful attorney-in-fact to:

(1)	execute for and on behalf of the undersigned, in
the undersigneds capacity as an Officer and/or
Director of HD Supply Holdings, Inc. (the
Company), (i) Forms 3, 4 and 5 and any other
forms required to be filed in accordance with
Section 16(a) of the Securities Exchange Act of
1934 (the Exchange Act) and the rules thereunder
(a Section 16 Form), and (ii) a Form ID and any
other forms required to be filed or submitted in
accordance with Regulation S-T promulgated by the
United States Securities and Exchange Commission
(or any successor provision) in order to file a
Section 16 Form electronically (a Form ID, and,
together with a Section 16 Form, the Forms and
Schedules);
(2)	do and perform any and all acts for and on behalf
of the undersigned which may be necessary or
desirable to complete and execute any such Forms
and Schedules, complete and execute any amendment
or amendments thereto, and timely file such Forms
and Schedules with the United States Securities
and Exchange Commission and any stock exchange or
similar authority; and
(3)	take any other action of any type whatsoever in
connection with the foregoing which, in the opinion of each such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by each such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as he or she may approve in his or her discretion.
The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that each such attorney-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that each such attorney-in-fact is serving in such capacity at the request of the undersigned, and is not assuming, nor is the Company assuming, any of the undersigneds responsibilities to comply with Section 16 of the Exchange Act.
The Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file any Forms and Schedules with respect to the undersigned?s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to each such attorney-in-fact.
From and after the date hereof, any Power of Attorney previously granted by the undersigned concerning the subject matter hereof is hereby revoked.
      IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 5th day of September, 2014.



By:/s/ Kathleen J. Affeldt
Kathleen J. Affeldt








the subject
matter hereof is hereby revoked.
      IN WITNESS WHEREOF, the undersigned has caused thi